U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 31, 2009

CITY CAPITAL CORPORATION

 (Exact Name of Company as Specified in Its Charter)

Nevada	33-5902	22-2774460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Mallory Lane, Suite 130-301, Franklin, Tennessee	37067
(Address of Principal Executive Offices	(Zip Code)

Company’s telephone number, including area code:   (877) 367-1463

Copies to:

Darrin M. Ocasio, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

________________________________________

  (Former Name or Former Address, if Changed Since Last Report )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2009, Waldo Emerson Brantley III resigned as a director of City Capital Corporation (the “Company”). Mr. Brantley’s resignation was not the result of any disagreements with the Company regarding its operations, policies, or practices.

On June 1, 2010, Don McCarthy resigned as a director of the Company. Mr. McCarthy’s resignation was not the result of any disagreements with the Company regarding its operations, policies, or practices.

On June 4, 2010, Wendy J. Connor was elected a director of the Company. Ms. Connor has served as the Company’s chief operating officer since November 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

City Capital Corporation

Dated: June 7, 2010

By: /s/  Ephren W. Taylor II

Ephren W. Taylor II

Chief Executive Officer

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